Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Farid Shouekani, Chief Executive Officer of Viper Networks, Inc. (the “Small Business Issuer”) do hereby certify pursuant to Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

(1)

The Small Business Issuer’s amended Quarterly Report on Form 10-QSB/A for the quarter ended March 31, 2004 as amended December 21, 2005 (the “Report”) to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the amended Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Small Business Issuer.

By:/s/ Farid Shouekani Farid Shouekani Chief Executive Officer	Date: December 21, 2005